Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

dated as of April 7, 2020

by and among

VELOCITY FINANCIAL, INC.

and each of the other parties signatory hereto

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of April 7, 2020 (this “Agreement”), is entered into by and among (i) Velocity Financial, Inc., a Delaware corporation (the “Company”), (ii) Snow Phipps Group AIV L.P. (“SP AIV”) and Snow Phipps Group (RPV), L.P. (“SP RPV”), and (iii) TOBI III SPE I LLC (“TOBI”) (such parties, together with the Snow Phipps Group and the TOBI Group, the “Initial Equity Holders”).

WHEREAS, the Company and Initial Equity Holders are parties to the Securities Purchase Agreement, dated as of April 5, 2020 (the “Purchase Agreement”), pursuant to which the Company has sold to the Initial Equity Holders, and the Initial Equity Holders have purchased from the Company, an aggregate of 45,000 shares of the Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), which is convertible into shares of the Common Stock, and warrants to purchase shares of outstanding Common Stock (“Warrants”);

WHEREAS, the Company and the Initial Equity Holders are entering into this Agreement for the purpose of granting certain registration and other rights to the Initial Equity Holders on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

SECTION 1.    Definitions. In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following respective meanings. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and the word “or” shall be inclusive.

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or registration statement filed with the SEC by the Company so that such report or registration statement would not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or registration statement and (iii) is not in the best interests of the Company or would materially interfere with a bona fide financing transaction, disposition or acquisition or similar transaction by the Company and/or its subsidiaries that is material to the Company and its subsidiaries (on a consolidated basis).

“Affiliate” means, when used with reference to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided that none of the Company nor any of its subsidiaries shall be deemed an Affiliate of any Equity Holder; provided, further, that no portfolio company of any Equity Holder or of any Affiliate of such Equity Holder shall be considered an Affiliate of such Equity Holder.

“Board” means the board of directors of the Company.

“Common Stock” means the common stock of the Company (or any successor of the Company by merger, consolidation, or other reorganization) and any stock into which any such common stock shall have been changed or any stock resulting from any reclassification of any such common stock.

“Eligible Holders” means the Equity Holders and holders of Other Shares.

“Eligible Shares” means the Registrable Shares and the Other Shares.

“Equity Holders” means (i) each of the Initial Equity Holders and (ii) any Affiliate of the Initial Equity Holders or any third party, in each case to whom any of the Initial Equity Holders has assigned its rights under this Agreement in accordance with Section 15; provided that a Person shall cease to be an Equity Holder at the time such Person ceases to hold Registrable Shares.

“Equity Holders’ Counsel” means the counsel selected to represent the Equity Holders in any registration and/or offering pursuant to this Agreement by (i) the Requesting Equity Holders in the case of a Demand Registration and any offering effected pursuant to Section 2(e), (ii) the Initiating Equity Holders in the case of a Takedown Demand or (iii) the Equity Holders holding a majority of Registrable Shares being registered and/or sold (as applicable) in any other registration and/or offering, provided that the other Equity Holders participating in any registration and/or offering may select a separate counsel to represent them in connection with such registration and/or offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

“Existing Registration Rights Agreement” means that certain agreement, dated as of January 16, 2020, by and among the Company, Initial Equity Holders or certain of their affiliates and the other parties thereto.

“Group” means, with respect to any party hereto that is an Eligible Holder, (i) such party and (ii) any Affiliate of any such party or its Affiliates, in each case to whom such party or any of its Affiliates has assigned its rights under this Agreement in accordance with Section 15 and who has become a party to this Agreement as an Eligible Holder; provided that a Person shall cease to be a member of a Group (without affecting the status of any other members of such Group) at the time such Person ceases to hold Registrable Shares.

“Marketed Underwritten Demand Registration” means a Demand Registration involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and one or more underwriters, in each case, over a period of more than 48 hours.

“Marketed Underwritten Takedown Offering” means an Underwritten Takedown Offering involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of more than 48 consecutive hours.

“Organizational Documents” means the Certificate of Incorporation and the By-laws of the Company (each as amended and in effect from time to time).

“Other Shares” means, at any time, those shares of Common Stock which do not constitute Primary Shares or Registrable Shares and as to which the Company has a contractual obligation, approved by the Board, to include such shares in a registration statement under the Securities Act pursuant to the provisions of this Agreement applicable to Other Shares or pursuant to the provisions of the Existing Registration Rights Agreement.

“Overnight Underwritten Takedown Offering” means an Underwritten Takedown Offering other than a Marketed Underwritten Takedown Offering.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Primary Shares” means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

“Registrable Shares” means (i) shares of Common Stock held by any Equity Holder (now owned or hereafter acquired) including any Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock held by an Equity Holder and any shares of Common Stock issued or issuable upon the exercise of Warrants held by the Equity Holder and (ii) any equity securities of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided, however, that any particular Registrable Shares shall cease to be Registrable Shares when (x) they have been registered for sale under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (y) they have been sold in compliance with Rule 144 or (z) they are able to be sold under Rule 144 of the Securities Act (or any successor rule) in any and all three month periods without volume limitations or other restrictions.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Shelf Participant” means any Eligible Holder listed as a potential selling shareholder on a Form S-3 in connection with a Shelf Registration or any Eligible Holder that could be added to such Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“Snow Phipps” means Snow Phipps Group LLC or any other Snow Phipps Group member designated in writing to the Company as such by Snow Phipps.

“Snow Phipps Group” means SP AIV and SP RPV and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Snow Phipps or any Person that controls, is controlled by or is under common control with Snow Phipps, in each case so long as any such member of the Snow Phipps Group (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Snow Phipps and (ii) owns Common Stock, Warrants or Series A Convertible Preferred Stock.

“TOBI Group” means TOBI and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by TOBI or any Person that controls, is controlled by or is under common control with TOBI, in each case so long as any such member of the TOBI Group (i) is managed, sponsored, controlled or advised by an affiliate of TOBI and (ii) owns Common Stock, Warrants or Series A Convertible Preferred Stock.

“Underwritten Offering” means an offering of Common Stock or other equity securities of the Company in which such securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Takedown Offering” means an Underwritten Offering pursuant to a Takedown Demand.

“WKSI” means a well-known seasoned issuer, as defined in the Rule 405 of the Securities Act.

(a)    For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings ascribed to them on the page of this Agreement set forth opposite each such capitalized term below:

Agreement	Recitals
Assignee	Section 16
Company	Recitals
Confidential Information	Section 5(r)
Demand Registration	Section 2(a)
e-mail	Section 18
FINRA	Section 5(m)
Form S-3	Section 2(a)(ii)
Group	Section 1(a)
Holdback Period	Section 4(a)
Initiating Equity Holder	Section 2(f)
Purchase Agreement	Recitals
Registration Expenses	Section 7

Representatives	Section 5(r)
Requesting Equity Holder	Section 2(a)
Rights Termination Date	Section 13
Series A Convertible Preferred Stock	Recitals
Shelf Period	Section 2(d)(iii)
Shelf Registration	Section 2(c)
Shelf Registration Date	Section 2(d)(C)
Shelf Registration Notice	Section 2(d)(A)
Shelf Registration Statement	Section 2(d)(C)
Warrants	Recitals
WKSI	Section 1(a)

(b)    The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References in this Agreement to a number or percentage of shares, units or other equity interests shall take into account and give effect to any split, combination, dividend or recapitalization of such shares, units or other equity interests, as applicable.

SECTION 2.    Demand Registration.

(a)    If the Company shall receive from any member of the Snow Phipps Group or the TOBI Group (each, a “Requesting Equity Holder”) a written request that the Company effect a registration with respect to all or a part of the Registrable Shares held by such Requesting Equity Holder (a “Demand Registration”, which term shall include any Marketed Underwritten Demand Registration and demands for a Marketed Underwritten Takedown Offering), then the Company will:

(i)    within ten (10) days after the date of such request, give written notice of the proposed registration to all Equity Holders (other than the Requesting Equity Holder) and the holders of Other Shares; and

(ii)    use commercially reasonable efforts to, as soon as practicable, effect such registration which shall, in the case of a secondary offering, be on Form S-3 if the Company is qualified for registration on Form S-3 under the Securities Act (or any comparable or successor form or forms thereto) (“Form S-3”) and if the Company is not qualified for registration on Form S-3 at such time, on Form S-1 under the Securities Act) (“Form S-1”) (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Shares as are specified in such request, together with all or such portion of (A) the other Registrable Shares joining in such request as are specified in a written request from any Equity Holder received by the Company, (B) any Other Shares entitled to participate therein as are specified in a written request from the holders of such Other Shares received by the Company, and/or (C) any Primary Shares proposed to be included in such registration by the Company by notice from the Company to the Requesting Equity Holder, in each case within twenty (20) days after written notice from the Company is given under Section 2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

(1)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(2)    If the Company shall furnish to the Requesting Equity Holder a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the reasonable discretion of the Company the registration statement (i) would require the Company to make an Adverse Disclosure or (ii) could not be effected by the Company in compliance with the applicable financial statement requirements under applicable securities laws, the Company’s obligation to use its reasonable best efforts to comply with this Section 2(a), and its related obligations under Section 5, shall be deferred (provided that the Company shall only be permitted two deferrals pursuant to this Section 2(a)(ii)(2) and Section 2(d)(iv), in the aggregate, in any twelve-month period, with such deferrals not to exceed an aggregate of 90 days);

(3)    If the Requesting Equity Holder and its Group propose to register Registrable Shares at an expected offering price, net of underwriter discounts and commissions, of less than $10,000,000 (net of Registration Expenses) in the aggregate; provided that this clause (4) shall not apply to a Shelf Registration covering an unspecified number of shares in accordance with Section 2(b); or

(4)    With respect to registrations on Form S-3, in excess of an aggregate of more than four (4) Demand Registrations and/or Takedown Demands (as defined herein) in any calendar year or in excess of one Demand Registration or Takedown Demand per calendar quarter, excluding any Demand Registrations and Takedown Demands that are terminated in accordance with Section 2(b) below; or

(5)    With respect to registrations on Form S-1, in excess of one (1) Demand Registration in any calendar year.

Subject to the provisions of Section 2(e) below, the Company may, in its sole discretion, include Other Shares in the registration statement filed pursuant to the request of the Requesting Equity Holders pursuant to this Section 2(a).

(b)    Right to Terminate. A Requesting Equity Holder shall have the right to terminate any Demand Registration initiated by it under Section 2(a) prior to the effectiveness of such Demand Registration whether or not any Equity Holder has elected to include Registrable Shares in such Demand Registration and, thereupon, the Company shall be relieved of its obligation to register any Registrable Shares under Section 2(a) in connection with such Demand Registration (but not from its obligation to pay the Registration Expenses in connection therewith); provided, that (i) the Requesting Equity Holder has reimbursed the Company for the pro rata portion (based on the total number of securities such Requesting Equity Holder sought to register, as compared to the total number of securities included on the applicable registration statement) of the reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with such Demand Registration, or (ii) a material adverse change occurred in the condition (financial or otherwise), business, prospects, assets, properties, operations or resolutions of operations of the Company and its subsidiaries taken as a whole subsequent to the date of delivery of the Demand Registration or the per share price of the Common Stock has declined by ten percent (10%) or more as compared to the closing per share price of the Common Stock on the date of the delivery of the written notice requesting such Demand Registration.

(c)    Shelf Registration. At any time and from time to time when the Company is eligible to utilize Form S-3 to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 (a “Shelf Registration”), any demand made pursuant to Section 2(a) may, at the option of the Requesting Equity Holder, be a demand for a Shelf Registration.

(d)    Shelf Registration Right. If the Company shall receive from any Equity Holder, a written request to file a Shelf Registration Statement (which request, for the avoidance of shall not be deemed to be a Demand Registration), the Company will:

(A)    within ten (10) days after the date of such request, give written notice of the proposed registration to all Equity Holders and the holders of Other Shares (a “Shelf Registration Notice”) of the anticipated date of the filing of such Shelf Registration Statement and shall include in such Shelf Registration Statement a number of Registrable Shares equal to the aggregate number of Registrable Shares requested to be included by any Equity Holder or holder of Other Shares within five (5) business days of the Company delivering the Shelf Registration Notice to such Equity Holder or holder of Other Shares;

(B)    use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as reasonably practicable after the Shelf Registration Date; and

(C)    use its commercially reasonable efforts to file as promptly as practicable, but in any event no earlier than February 1, 2021 (the “Shelf Registration Date”), a registration statement on Form S-3 (or any successor form then in effect) (a “Shelf Registration Statement”) (which Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement if the Company is a WKSI at the time of filing such Shelf Registration Statement with the SEC), as will permit or facilitate the sale and distribution of all Registrable Shares owned by the Equity Holders (or such lesser amount of the Registrable Shares of any Equity Holder as such Equity Holder shall request to the Company in writing).

(ii)    If at the time of such request the Company is a WKSI, (x) if the Company so elects, such Shelf Registration Statement may also cover an unspecified number of shares to be sold by the Company, and (y) if the Equity Holders so elect, such Shelf Registration Statement may cover an unspecified number of shares to be sold by the Equity Holders. If the Company is permitted by applicable law, rule or regulation to add selling securityholders or additional Registrable Shares, as applicable, to a Shelf Registration Statement without filing a post-effective amendment, an Equity Holder that requested that not all of its Registrable Shares be included in a Shelf Registration Statement that is currently effective (including pursuant to the immediately preceding sentence) may request the inclusion of such Equity Holder’s Registrable Shares (such amount not in any event to exceed the total Registrable Shares owned by such Equity Holder) in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Shares to the Shelf Registration Statement as promptly as reasonably practicable. Each of the Equity Holders and any other Eligible Holder who holds more than five percent (5%) of the Registrable Shares (assuming conversion and exercise of all Series A Convertible Preferred Stock and Warrants then held by the Equity Holders) may request to that the Company supplement or amend any Shelf Registration Statement to include such Equity Holder’s or Eligible Holder’s Registrable Shares at any time or from time to time, and the Company shall make such amendment or supplement as promptly as reasonably practicable. The Company shall also use its commercially reasonable efforts to file any replacement or additional Shelf Registration Statement and use commercially reasonable efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 2.1(d).

(iii)    The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement filed pursuant to this Section 2.1(d), including any replacement or additional Shelf Registration Statement, continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Shelf Participants until the date as of which all Registrable Shares registered by such Shelf Registration Statement have been sold or cease to be Registrable Shares (such period of effectiveness, the “Shelf Period”).

(iv)    The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(d):

(A)    In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(B)    If the Company shall furnish to the requesting Equity Holder a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the reasonable discretion of the Company the Shelf Registration Statement (i) would require the Company to make an Adverse Disclosure or (ii) could not be effected by the Company in compliance with the applicable financial statement requirements under applicable securities laws, the Company’s obligation to use its reasonable best efforts to comply with this Section 2(d), and its related obligations under Section 5, shall be deferred (provided that the Company shall only be permitted two deferrals pursuant to this Section 2(d)(iv) and Section 2(a)(ii)(2), in the aggregate, in any twelve-month period, with such deferrals not to exceed an aggregate of 90 days).

In addition, the Company may suspend the use of any effective Shelf Registration by written notice to the holders of Registrable Shares listed as potential selling shareholders therein under the circumstances, for the period and subject to the limitations set forth in Section 2(a)(ii)(2) and Section 2(d)(iv)(C).

(e)    Underwriting. In the case of any offering made in accordance with Section 2(a), other than an offering made pursuant to a Takedown Demand:

(i)    if the Requesting Equity Holder intends to distribute the Registrable Shares by means of an Underwritten Offering, it shall so advise the Company as a part of its request made pursuant to Section 2(a) and the underwriters and managing underwriter(s) for such Underwritten Offering shall be chosen by the Requesting Equity Holder. If the holders of Other Shares request inclusion of such shares, the Equity Holders agree that the Company may include such shares in the Underwritten Offering so long as such holders agree to be bound by the applicable provisions of this Section 2. The Requesting Equity Holder and the Company shall (together with all other Eligible Holders proposing to distribute their Eligible Shares through such Underwritten Offering) enter into an underwriting agreement in customary form and reasonably acceptable to the Company with the underwriter or underwriters. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) selected as provided in this Section 2(e) determines that marketing factors require a limitation on the number of shares to be underwritten in such Underwritten Offering, the managing underwriter may limit the number of shares proposed to be included in such registration and Underwritten Offering as follows:

(1)    first, Registrable Shares held by the Snow Phipps Group and the TOBI Group that have requested to participate in such Demand Registration based on the relative number of Registrable Shares requested to be included by such Persons in such Underwritten Offering;

(2)    second, and only if all the securities referred to in clause (1) have been included in such Demand Registration, Registrable Shares held by the other Equity Holders and holders of Other Shares shall be included, allocated pro rata among the other Equity Holders and holders of Other Shares that have requested to participate in such Demand Registration based on the relative number of Registrable Shares requested to be included by such Persons in such Underwritten Offering; and

(3)    third, and only if all of the securities referred to in clause (2) have been included in such Demand Registration, the number of securities that the Company proposes to include in such Demand Registration that, in the opinion of the managing underwriter(s), can be sold without having such adverse effect, shall be included.

(f)    Shelf Takedowns. At any time when a Shelf Registration statement is effective and its use has not been suspended by the Company pursuant to Section 2(c), upon the demand (a “Takedown Demand”) by any Equity Holder that is a Shelf Participant holding Registrable Shares at such time (the “Initiating Equity Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of shares off of such Shelf Registration; provided that (i) subject to the limitations set forth in Section 2(a)(ii)(4) and Section 2(a)(ii)(5) hereof, the Equity Holders shall have the right to make no more than four (4) Takedown Demands and/or Demand Registrations in any twelve (12) month period, (ii) shall have the right to make an unlimited number of Takedown Demands and/or Demand Registrations, but only one in any calendar quarter, (iii) the Company shall not be obligated to effect a Marketed Underwritten Takedown Offering unless the shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $10,000,000 (net of expected underwriting discounts and commissions); and (iv) the Company will provide (x) in connection with any Overnight Underwritten Takedown Offering at least two (2) business days’ notice to any Eligible Holder (other than the Initiating Equity Holder) that is a Shelf Participant and that is a member of the Snow Phipps Group or the TOBI Group or other Equity Holder or is a director or executive officer of the Company, and (y) in connection with any Marketed Underwritten Takedown Offering, at least five (5) business days’ notice to any Eligible Holder (other than the Initiating Equity Holder) that is a Shelf Participant. If any Shelf Participants entitled to receive a notice pursuant to clause (iv) of the preceding sentence request inclusion of their Eligible Shares (by notice to the Company, which notice must be received by the Company no later than (A) in the case of an Overnight Underwritten Takedown Offering, the business day following the date notice is given to such participant or (B) in the case of a Marketed Underwritten Takedown Offering, three (3) calendar days following the date notice is given to such participant) the Company shall include such shares in the Underwritten Takedown Offering so long as such participants agree to be bound by the applicable provisions of this Section 2; provided that (1) the Initiating Equity Holder shall maintain the right to select the underwriter(s) or managing underwriter(s) for such offering and (2) if such managing underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter(s) may limit the number of shares proposed to be included in such offering such that the number of Eligible Shares to be included shall be determined in the manner set forth in Section 2(c). The Shelf Participants participating in such offering and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters of such offering. Any Shelf Participant who has requested inclusion in such Underwritten Takedown Offering as provided above (including the Initiating Equity Holder) may elect to withdraw therefrom at any time prior to the consummation of the takedown by written notice to the Company, the managing underwriter(s) and the Initiating Equity Holder; provided that, if the Company’s counsel or underwriters’ counsel reasonably determines that such withdrawal would require a recirculation of the prospectus, then no Eligible Holder shall have the right to withdraw unless the Initiating Equity Holder has elected to withdraw.

(g)    Effective Registration Statement. Should a Takedown Demand not be consummated due to the failure of the Initiating Equity Holder to perform its obligations under this Agreement, or in the event the Initiating Equity Holder withdraws or does not pursue the offering contemplated by the Takedown Demand request as provided for in Section 2(f) above, then such Takedown Demand shall be deemed to have been effected for purposes of clause (i) of Section 2(f) unless such offering does not proceed because (x) a material adverse change occurred in the condition (financial or otherwise), business, prospects, assets, properties, operations or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Takedown Demand referred to in Section 2(f) above or the per share price of the Common Stock has declined by ten percent (10%) or more as compared to the closing per share price of the Common Stock on the date of the Takedown Demand, (y) use of the Shelf Registration was subsequently suspended by the Company as provided in Section 2(c), or (z) the Shelf Registration statement did not remain continuously effective until all the Registrable Shares subject to such Takedown Demand were sold because (i) the Company was not in compliance in all material respects with its obligations under this Agreement, or (ii) the Shelf Registration was interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, in which event such Takedown Demand shall not be deemed to have been effected for purposes of clause (i) of Section 2(f).

SECTION 3.    Company Registration. (a) If the Company shall determine to register any Primary Shares or Other Shares under the Securities Act (other than (A) pursuant to a registration statement on Form S-4 or S-8 (or such similar successor forms then in effect under the Securities Act), (B) pursuant to a registration relating solely to an offering and sale to employees, directors or consultants of the Company or its subsidiaries pursuant to any employee stock plan or other benefit plan arrangement, (C) pursuant to a registration relating to a Rule 145 transaction, (D) pursuant to a registration by which the Company is offering to exchange its own securities for other securities (including pursuant to Section 8), (E) pursuant to a registration statement relating solely to dividend reinvestment or similar plans or (F) pursuant to a registration statement by which only the initial purchasers and subsequent transferees of debt securities or preferred equity securities of the Company or any of its subsidiaries that are convertible or exchangeable for Common Stock may resell such notes and sell the Common Stock into which such notes may be converted or exchanged) then in each case, the Company will:

(i)    promptly (but in no event less than ten (10) days prior to the proposed date of filing of any such registration statement or, in the case of an offering under a Shelf Registration Statement, the anticipated pricing or trade date) give to the Eligible Holders a written notice thereof; and

(ii)    include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Eligible Shares specified in a written request or requests by any Eligible Holder (provided that such Eligible Holder has indicated within twenty (20) days after written notice from the Company described in clause (i) above is given that such Eligible Holder desires to sell Eligible Shares in the manner of distribution proposed by the Company) except as set forth in Section 3(b) below.

(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Eligible Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, the right of each Eligible Holder to registration pursuant to this Section 3(b) shall be conditioned upon such Eligible Holder’s participation in such underwriting and the inclusion of such Eligible Holder’s Registrable Shares in the underwriting to the extent provided herein. The participating Eligible Holders shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters participating in the underwriting. Notwithstanding any other provision of this Section 3, if the managing underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, the managing underwriter(s) may limit the number of Eligible Shares proposed to be included in such registration and underwriting as follows:

(1)    first, 100% of the securities that the Company proposes to sell shall be included;

(2)    second, and only if all the securities referred to in clause (1) have been included, the number of Registrable Shares that Equity Holders have proposed to include in such registration, which, in the opinion of such managing underwriter(s), can be sold without having such adverse effect in such registration shall be included, with such number to be allocated pro rata among the members of the Equity Holders that have requested to participate in such registration based on the relative number of Registrable Shares requested by such Persons to be included in such registration; and

(3)    third, and only if all the securities referred to in clause (2) have been included, the number of Registrable Shares that holders of Other Shares have proposed to include in such registration, which, in the opinion of such managing underwriter(s), can be sold without having such adverse effect in such registration shall be included, with such number to be allocated pro rata of Other Shares that have requested to participate in such registration based on the relative number of Registrable Shares requested by such Persons to be included in such registration.

Any Eligible Holder or other stockholder may elect to withdraw from such underwriting at any time prior to the consummation of the offering by written notice to the Company and the underwriter(s). Any Eligible Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration; provided that, if the Company’s counsel or underwriter’s counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then the Eligible Holders shall have no right to withdraw. In the event that any Eligible Holder has requested inclusion of Eligible Shares in a Shelf Registration initiated by the Company, such Eligible Holder shall have the right, but not the obligation, to participate in any Underwritten Offering of the Company’s Common Stock under such shelf registration.

SECTION 4.    Holdback Agreement. (a) If requested by the managing underwriter(s) of an Underwritten Offering, neither the Eligible Holders nor the Company shall offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock or otherwise), any equity securities (or interests therein) in the Company without the prior written consent of the Company for a period designated by the Company in writing to the Eligible Holders, which shall begin (i) in the case of a Takedown Demand, the earlier of the date of the underwriting agreement and the commencement of marketing efforts or (ii) for any other offering, 7 days before the effective date of the registration statement, and shall not last longer than ninety (90) days following such effective date for any offering thereafter, subject, in each case, to reasonable extension as determined by the Company to the extent necessary to avoid a blackout of research reports under applicable regulations of FINRA (each such period, a “Holdback Period”); provided that no Holdback Period shall apply to any Equity Holder who is not entitled to participate in an Underwritten Offering hereunder (disregarding the effect of any underwriter cutbacks imposed on such Equity Holder). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any registration of securities for offering and sale to employees, directors or consultants of the Company and its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement. If requested by the managing underwriter(s) of any such offering and subject to the approval of the Company, the Company and the Eligible Holders shall execute a separate agreement to the foregoing effect, each of which shall be substantially similar and none of which shall contain any terms (other than notice requirements for officers and directors) more favorable to any Eligible Holder than all other Eligible Holders. The Company may impose stop-transfer instructions with respect to the Common Stock or other securities subject to the foregoing restriction until the end of the Holdback Period. Notwithstanding the foregoing, if the managing underwriter(s) in connection with any such offering waive all or any portion of the Holdback Period with respect to any Eligible Holders, the Company, the Requesting Equity Holders or the Initiating Equity Holders, as applicable, will use commercially reasonable efforts to cause such managing underwriter(s) to apply the same waiver to all other Eligible Holders. The obligations of any person under this Section 4 are not in limitation of holdback or transfer restrictions that may otherwise apply by virtue of any other agreement or undertaking.

SECTION 5.    Registration Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Eligible Shares, the Company shall, as expeditiously as reasonably practicable:

(a)    prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or prospectus (including a free writing prospectus), or any amendments or supplements thereto, furnish to the underwriters, if any, and the Equity Holders participating in such offering, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters, such Equity Holders and the Equity Holders’ Counsel;

(b)    use its commercially reasonable efforts to cause a registration statement that registers such Eligible Shares to become and remain effective for a period of 120 days (subject to any extension provided for in Section 5(c)) or until all of such Eligible Shares have been disposed of (if earlier); provided, however, that in the case of any Shelf Registration, the 120 day period shall be extended, if necessary, to keep the registration statement effective as contemplated by Section 2(d)(iii);

(c)    furnish, a reasonable period of time before filing a registration statement that registers such Eligible Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus to the Equity Holders’ Counsel and fairly consider such reasonable changes in any such documents prior to or after the filing thereof as such Equity Holders’ Counsel may request;

(d)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Eligible Holder participating in such registration (to the extent such request relates to information relating to such Eligible Holder) (ii) necessary to keep such registration statement effective for at least a period of 120 days or until all of such Eligible Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Eligible Shares; provided, however, that in the case of any Shelf Registration, such 120 day period shall be extended, if necessary, to keep the registration statement effective as contemplated by Section 2(d)(iii), (iii) requested by the Eligible Holders (or required in the case of a Shelf Registration unless the Company elects to suspend use of such registration statement pursuant to Section 2(b)), so that the prospectus used in connection with such registration shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (iv) requested jointly by the managing underwriter(s) and the Requesting Equity Holders or the Initiating Equity Holders, as applicable, relating to the plan of distribution therein; and, with respect to a Shelf Registration, if during such period the Company ceases to be eligible to continue such Shelf Registration on the original registration statement (whether by virtue of ceasing to be eligible to use Form S-3, by virtue of expiration of such registration statement pursuant to Rule 415(a)(5), or otherwise), the Company shall register the applicable shares on a replacement registration statement, which shall be on Form S-3 if the Company is then eligible for such registration statement or, otherwise, on Form S-1, and shall continue such Shelf Registration, and amend and supplement such replacement registration statement from time to time, as required by this Agreement;

(e)    notify the Equity Holders’ Counsel and each participating Equity Holder in writing (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when any applicable prospectus or any amendment or supplement thereto has been filed, (ii) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (iii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Eligible Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and, upon occurrence of any of the events mentioned in clauses (iii) and (iv) use its reasonable best efforts to prevent the issuance of any stop order or obtain the withdrawal thereof as soon as possible;

(f)    use its commercially reasonable efforts to register or qualify such Eligible Shares under such other securities or blue sky laws of such jurisdictions as the Eligible Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Eligible Holders to consummate the disposition in such jurisdictions of the Eligible Shares owned by the Equity Holders; provided, however, that the Company will not be required to qualify to do business, subject itself to taxation or consent to general service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g)    furnish to the Eligible Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the prospectus, if any, contained in such registration statement or other prospectus, including a preliminary prospectus or any free writing prospectus, in conformity with the requirements of the Securities Act;

(h)    without limiting Section 5(f) above, use its reasonable best efforts to cause such Eligible Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Eligible Holders (to the extent the Eligible Holders then hold such Eligible Shares) to consummate the disposition of such Eligible Shares;

(i)    notify the Eligible Holders on a timely basis at any time when a prospectus relating to such Eligible Shares is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j)    provide a transfer agent and registrar (which may be the same entity) for such Eligible Shares and a CUSIP number for such Eligible Shares, in each case no later than the effective date of such registration statement;

(k)    use its commercially reasonable efforts to cause all such Eligible Shares registered pursuant to this Agreement to be listed on any national securities exchange on which any shares of the Common Stock are listed, or, if the Common Stock is not then listed, use its reasonable efforts to list such Eligible Shares on a national securities exchange;

(l)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the use of any preliminary or final prospectus;

(m)    reasonably cooperate with each Eligible Holder and each underwriter, and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), and any securities exchange on which such Eligible Shares are traded or will be traded;

(n)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(o)    in the case of an offering pursuant to a registration that is not an Underwritten Offering, cooperate with the sellers of Eligible Shares to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the instructions of the sellers of Eligible Shares prior to any sale of Eligible Shares and instruct any transfer agent and registrar of Eligible Shares to release any stop transfer orders in respect thereof in accordance with applicable law;

(p)    make such representations and warranties to the Eligible Holders participating in such offering and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary Underwritten Offerings;

(q)    obtain for delivery to the Eligible Holders participating in such offering and to the underwriter(s), if any, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Equity Holders or underwriters, as the case may be, and their respective counsel;

(r)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Equity Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Equity Holders (including the Equity Holders’ Counsel) or any such underwriter in connection with such registration statement (collectively, “Representatives”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person or its Representatives in connection with such registration statement (collectively, “Confidential Information”) as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person or Representative gaining access to Confidential Information pursuant to this Section 5(r) shall agree to hold in strict confidence and shall not make any disclosure or use any Confidential Information, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided that such Person shall give prompt and timely written notice prior to such release, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to disclosure), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge after inquiry, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company who is not known by such Person, after inquiry, to be prohibited or restricted from disclosing such information to such Person by contractual, legal or fiduciary obligation or (z) such information is independently developed by such Person without the use of or access to any Confidential Information, and each Person shall be responsible for any breach of the terms of this Section 5(r) by such Person or its Representatives, and shall take all appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft; and

(s)    provide and cause to be maintained a transfer agent and registrar for all Eligible Shares covered by the applicable registration statement from and after a date not later than the effective date of such registration statement.

Each Eligible Holder, upon receipt of any notice from the Company of any event of the kind described in Section 5(i) hereof, shall forthwith discontinue disposition of the Eligible Shares pursuant to the registration statement covering such Eligible Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(i) hereof (provided that, in the case of a Shelf Registration, if such suspension lasts for longer than ten (10) consecutive business days, it shall count as a suspension for purposes of the limits set forth in Section 2(a)(ii)(2)) and Section 2(d)(iv), and, if so directed by the Company, such Eligible Holder shall destroy all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Eligible Shares at the time of receipt of such notice.

If the disposition by any Eligible Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Eligible Holder shall have received, in the case of Section 5(e)(iv), notice from the Company that such stop order or suspension of effectiveness is no longer in effect and, in the case of Section 5(i), copies of the supplemented or amended prospectus contemplated by Section 5(i).

SECTION 6.    Offering Procedures. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to facilitate (x) an Underwritten Offering pursuant to a Demand Registration or (y) an Underwritten Takedown Offering (including a Marketed Underwritten Takedown Offering), the Company shall, as expeditiously as practicable:

(a)    use its commercially reasonable efforts to obtain, and to furnish to the Eligible Holders and each underwriter, “cold comfort” letters from its independent certified public accountants in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(b)    cooperate with the sellers of Eligible Shares and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Shares to be sold, and cause such Eligible Shares to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Eligible Shares to the underwriter(s);

(c)    make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriter(s) (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Eligible Shares in such Underwritten Offering;

(d)    if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(e)    execute an underwriting agreement in customary form and reasonably acceptable to the Company; and

(f)    subject to all the other provisions of this Agreement, use its commercially reasonable efforts to take all other steps necessary or advisable to effect the sale of such Eligible Shares contemplated hereby.

SECTION 7.    Expenses. All fees and expenses (other than underwriting discounts and commissions relating to the Eligible Shares, as provided in this Section 7) incurred by the Company in complying with Section 5 and Section 6 and any registration or offering under Section 2 or Section 3, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Eligible Shares), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Eligible Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Eligible Shares on any securities exchange, (vii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (viii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (ix) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (x) all reasonable expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging of Company personnel or advisors to the Company (not including the underwriters and their advisors), and (xi) any other fees and disbursements customarily paid by the issuers of securities shall, in all cases, be paid by the Company (collectively, the “Registration Expenses”); provided, however, that all underwriting discounts and commissions applicable to the Eligible Shares shall be borne by the Eligible Holders selling such Eligible Shares, in proportion to the number of Eligible Shares sold in the offering by each such Eligible Holder. In addition, in connection with each registration or offering made pursuant to this Agreement, the Company shall pay the reasonable fees and expenses of Equity Holders’ Counsel.

SECTION 8.    Indemnification. (a) In connection with any registration of any Eligible Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Eligible Holder, their respective directors, managers, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, managers, officers, employees and stockholders thereof), each underwriter, broker or any other Person acting on behalf of each Eligible Holder and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, and expenses reasonably incurred (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with respect to monetary damages) to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) and expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration (including any violation or alleged violation of state “blue sky” laws) or (v) any failure to register or qualify Eligible Shares in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Eligible Holders (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Eligible Shares), and shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with regard to monetary damages), and that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action

(including any legal or other expenses incurred) arises out of or is based upon an untrue statement of a material fact or allegedly untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, free writing prospectus or document incident to registration or qualification of any Eligible Shares in reliance upon and in conformity with written information furnished to the Company by such indemnified party, any Affiliate of such indemnified party or their counsel specifically for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Eligible Holder or any indemnified party and shall survive the transfer of such securities by such Eligible Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(a)    In connection with any registration of Eligible Shares under the Securities Act pursuant to this Agreement, each holder of Eligible Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) to the fullest extent permitted by law the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement their respective directors, officers, fiduciaries, employees, stockholders, members or general or limited partners (and the directors, officers, employees and stockholders thereof), and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any untrue statement of a material fact or omission of a material fact required to be stated therein in order to make the statements therein not misleading, from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto, any free writing prospectus utilized thereunder or any document incident to registration or qualification of any Eligible Shares, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Eligible Holder (which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with regard to monetary damages), and that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Eligible Shares, to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) actually received by such seller from the sale of Eligible Shares effected pursuant to such registration giving rise to such loss, claim, damage, liability, action or expense.

(b)    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding that may involve a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 8, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party; or (ii) counsel to an indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then in any such case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at its own expense) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 8. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim.

(c)    No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable to or is insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, action or expense referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue or alleged untrue statements of a material fact or omissions or alleged omissions to state a material fact which resulted in such loss, claim, damage, liability, action or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in any communications in order to make the statements therein not misleading, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 8(e) to the contrary, no Eligible Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) actually received by such Eligible Holder from the sale of the Registrable Shares in the offering to which the losses, claims, damages, liabilities and expenses of the indemnified parties relate less the amount of any indemnification payment made by such Eligible Holder pursuant to Section 8(b).

SECTION 9.    Underwritten Offerings. In the case of a registration pursuant to Section 2 or Section 3 hereof, if the Company is entering into a customary underwriting or similar agreement in connection therewith, all of the Eligible Shares to be included in such registration shall be subject to such underwriting agreement. To the extent required, the Eligible Holders shall enter into an underwriting or similar agreement, which agreement may contain provisions covering one or more issues addressed herein, and, in the case of any conflict with the provisions hereof, the provisions contained in such underwriting or similar agreement addressing such issue or issues shall control. In the case of an Underwritten Offering under Section 2 hereof, the price, underwriting discount and other financial terms for the Eligible Shares shall be determined by the Requesting Equity Holders or the Initiating Equity Holders, as applicable, in such Underwritten Offering.

SECTION 10.    Information by Eligible Holders. Each Eligible Holder shall furnish to the Company such written information regarding such Eligible Holder and the distribution proposed by the Eligible Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

SECTION 11.    Delay of Registration. No Eligible Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 12.    Exchange Act Compliance. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(a)    make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after April 15, 2020;

(b)    use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)    so long as the Eligible Holders own any Registrable Shares, furnish to the Eligible Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after April 15, 2020), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Eligible Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Eligible Holder to sell any such securities without registration.

SECTION 13.    Termination of Registration Rights. With respect to each Eligible Holder, the registration rights set forth in this Agreement will terminate at such date as such Eligible Holder and its successors no longer hold any Eligible Shares (each such date, a “Rights Termination Date”); provided that, for the avoidance of doubt, if a Rights Termination Date with respect to any Eligible Holder occurs during a Holdback Period, such Eligible Holder will continue to be bound by the provisions set forth in Section 4 until the end of such Holdback Period; and provided further, that upon exercise by the Company of any postponement right hereunder, the period during which any Eligible Holder may exercise any rights provided for in this Agreement shall be extended for a period equal to the period of such postponement by the Company.

SECTION 14.    Additional Confidentiality Obligations.

(a)    Each Eligible Holder shall keep confidential (i) all deferrals by the Company under Section 2(a)(ii)(2) and Section 2(d)(iv) hereof when any such a deferral is in effect, (ii) the certificates referred to in Section 2(a)(ii)(2) and Section 2(d)(iv)(B) above and their respective contents, and (iii) all notices from the Company related to any potential or pending registration, unless and until otherwise notified by the Company, except (A) for disclosure to such Eligible Holder’s employees, officers, directors, agents, legal counsel, accountants, auditors and other professional representatives and advisers who reasonably need to know such information solely for purposes of assisting the Eligible Holder with respect to its investment in Common Stock and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person (except to the extent that such other Person learned of such confidential information as a result of disclosure by the Eligible Holder in violation of this Agreement) that, to the knowledge of such Eligible Holder after inquiry, was not prohibited or restricted from disclosing such information by a contractual, legal or fiduciary obligation and (D) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided that the Eligible Holder gives prompt and timely written notice prior to such disclosure, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to disclosure).

(b)    Each Eligible Holder acknowledges that certain information provided to Eligible Holders may constitute material non-public information under applicable securities laws (which may include the fact that a potential registration or offering is contemplated). Each Eligible Holder acknowledges that applicable securities laws limit trading in securities while in possession of material non-public information.

SECTION 15.    Successors and Assigns; Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of the Company, the Equity Holders, and, subject to Section 16, the respective successors and assigns of the Company and the Equity Holders. Except for the provisions of Section 8 hereof, with respect to which any Person indemnified thereby shall be a third party beneficiary, no other third party beneficiaries are intended or shall be deemed to be created hereby.

SECTION 16.    Assignment. Any Equity Holder may assign its rights hereunder, in whole or in part, to any (a) Affiliate to whom such Equity Holder transfers Registrable Shares or (b) any other Person (other than the transferring Equity Holder’s rights as a Requesting Equity Holder) in connection with a sale of Registrable Shares if such Person purchases from such Equity Holder Registrable Shares representing (on an as-converted basis) 5% of the then-outstanding shares of Common Stock (an “Assignee”); provided, however, that such Assignee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Equity Holder, whereupon such third party shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such third party was originally included in the definition of Equity Holder, and had originally been a party hereto (including any benefits and restrictions expressly applicable to the assigning Equity Holder).

SECTION 17.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, except for contracts and agreements referred to herein.

SECTION 18.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or nationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(i)	If to the Company, to:

Velocity Financial, Inc.

30699 Russell Ranch Road, Suite 295

Westlake Village, CA 91362

Attention:	Christopher D. Farrar
Phone:	(818) 532-3700
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani
Daniel N. Webb
Eric Swedenburg
Phone:	(650) 251-5000
E-mail:	[Redacted]

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Eric Swedenburg
Phone:	(212) 455-2225
E-mail:	[Redacted]

(ii)	If to Snow Phipps, to:

Snow Phipps Group

667 Madison Avenue

18th Floor

New York, NY 10065

Attention:	Alan Mantel
John Pless
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:	Douglas Warner

Phone:	(212) 310-8751
E-mail:	[Redacted]

(iii)	If to TOBI, to

TOBI III SPE I LLC

c/o Pacific Investment Management Company LLC

1633 Broadway

New York, NY 10019

Attention:	Michelle Galvez
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:	Robb L. Tretter
Phone:	(212) 596-9512
E-mail:	[Redacted]

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

SECTION 19.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible within a reasonable period of time.

SECTION 20.    Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and Equity Holders who hold at least sixty percent (60%) of the Registrable Shares then outstanding (assuming conversion and exercise of all Series A Convertible Preferred Stock and Warrants then held by the Equity Holders); provided that any such modification, amendment or waiver that (i) repeals, nullifies, eliminates or adversely modifies any right expressly granted to an Equity Holder individually in this Agreement (as opposed to rights granted to the Equity Holders or any group of Equity Holders generally) or (ii) adversely impacts the economic powers, rights, preferences or privileges of an Equity Holder hereunder relative to any other Equity Holder, shall, in each case, also require the written consent of such Equity Holder.

SECTION 21.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 22.    Headings; Exhibits. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and annexes attached hereto are incorporated in and made a part of this Agreement as if set forth in full herein.

SECTION 23.    Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 24.    Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 17 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 23.

SECTION 25.    Mergers and Other Transactions Affecting Registrable Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Shares, and to any and all securities of the Company or any successor thereof (whether by merger, amalgamation, consolidation or otherwise) that may be issued in respect of, in exchange for, or in substitution of such securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

SECTION 26.    Prohibition on Certain Other Registration Rights. Except for the registration rights granted under the Existing Registration Rights Agreement, the Company shall not grant to any Person registration rights that have priority over or are pari passu with the registration rights granted to the Equity Holders hereunder without the prior written consent of the Equity Holders who hold at least sixty percent (60%) of the then outstanding Registrable Shares (assuming conversion and exercise of all Series A Convertible Preferred Stock and Warrants then held by the Equity Holders).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

VELOCITY FINANCIAL, INC.

By:	/s/ Christopher Farrar
	Name:	Christopher Farrar
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

SNOW PHIPPS GROUP AIV L.P.

By:	SPG GP, LLC, its General Partner

By:	/s/ Alan Mantel
	Name:	Alan Mantel
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SNOW PHIPPS GROUP (RPV), L.P.

By:	SPG GP, LLC, its General Partner

By:	/s/ Alan Mantel
	Name:	Alan Mantel
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

TOBI III SPE I LLC

By:	/s/ Harin de Silva
	Name:	Harin de Silva
	Title:	Authorized Person

[Signature Page to Registration Rights Agreement]